As filed with the Securities and Exchange Commission on March 6, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LIQUIDITY SERVICES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	52-2209244
(State or Other Jurisdiction of Incorporation or	(I.R.S. Employer
Organization)	Identification Number)

1920 L Street, N.W., 6th Floor, Washington, D.C.	20036
(Address of Principal Executive Offices)	(Zip Code)

Liquidity Services, Inc. Amended and Restated 2006 Omnibus Long-Term Incentive Plan

(Full Title of the Plan)

James E. Williams

Vice President, General Counsel and Corporate Secretary

Liquidity Services, Inc.

1920 L Street, N.W.

6th Floor

Washington, D.C. 20036

(202) 467-6868

(Name, address and telephone number, including area code, of agent for service)

With copy to:

Stephen I. Glover, Esq.

Gibson, Dunn & Crutcher LLP

1050 Connecticut Avenue, N.W.

Washington, D.C. 20036

(202) 955-8500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $0.001 per share	3,000,000	$9.825	$29,475,000	$3,425.00

(1)         Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock in respect of the securities identified in the above table as a result of adjustments to the number of outstanding shares of Common stock by reason of any stock dividend, stock split, recapitalization or other similar transaction, and any other securities with respect to which the outstanding shares of Common Stock are converted or exchanged.

(2)         Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, based upon the average of the high and low prices of the Company’s Common Stock on the Nasdaq Global Select Market on March 2, 2015, which was $9.825.

INTRODUCTION

This Registration Statement on Form S-8 is filed by Liquidity Services, Inc., a Delaware corporation (the “Company” or the “Registrant”), to register an additional 3,000,000 shares of the Company’s common stock, par value $.001 per share (the “Common Stock”), issuable under the Liquidity Services, Inc. 2006 Omnibus Long-Term Incentive Plan (the “Plan”), as amended and restated on February 26, 2015, which Common Stock is in addition to the 5,000,000 shares of Common Stock registered on the Company’s Form S-8 filed on March 3, 2006 (Commission File No. 333-132192) (the “2006 Registration Statement”) and the 5,000,000 shares of Common Stock registered on the Company’s Form S-8 filed on May 6, 2009 (Commission File No. 333-159004) (the “2009 Registration Statement” and together with the 2006 Registration Statement, the “Prior Registration Statements”).

At the Annual Meeting of Stockholders of the Company held on February 26, 2015 (the “Annual Meeting”), the Company’s stockholders approved amendments to the Plan to increase the number of shares of Common Stock authorized to be issued under the Plan by 3,000,000 to a total of 13,000,000 shares and to increase the number of shares of Common Stock that may be issued as Incentive Stock Options under the Plan to 13,000,000 (subject to the overall limit of 13,000,000 shares under the Plan.)  These amendments are described in the Company’s definitive proxy materials for the Annual Meeting, which were filed with the Securities and Exchange Commission on January 26, 2015.

This Registration Statement relates to securities of the same class as that to which the Prior Registration Statements relate and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statement are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.                                           Plan Information.*

Item 2.                                           Registrant Information and Employee Plan Annual Information.*

*                                         Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.                                           Exhibits.

Unless otherwise indicated below as being incorporated by reference to another filing of the Registrant with the Commission, each of the following exhibits is filed herewith:

Exhibit No.	Exhibit Description

4.1

Fourth Amended and Restated Certificate of Incorporation, incorporated herein by reference to Exhibit 3.1 to Amendment No. 2 to the Company’s Registration Statement on Form S-1 (Registration No. 333-129656), filed with the SEC on January 17, 2006.

4.2

Amended and Restated Bylaws, incorporated herein by reference to Exhibit 3.2 to Amendment No. 2 to the Company’s Registration Statement on Form S-1 (Registration No. 333-129656), filed with the SEC on January 17, 2006.

5.1*	Opinion of Gibson, Dunn & Crutcher LLP.

10.1

Liquidity Services, Inc. Amended and Restated 2006 Omnibus Long-Term Incentive Plan, incorporated herein by reference to Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on January 26, 2015.

23.1*	Consent of Ernst & Young LLP.

23.2*	Consent of Gibson, Dunn & Crutcher LLP (included in Opinion of Gibson, Dunn & Crutcher LLP).

24.1*	Power of Attorney (included on signature page).

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the District of Columbia, on this 6th day of March, 2015.

Liquidity Services, Inc.

By:	/s/ WILLIAM P. ANGRICK
William P. Angrick, III
Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William P. Angrick, III, James M. Rallo and James E. Williams, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, from such person and in each person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.  This Power of Attorney may be signed in any number of counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one Power of Attorney.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on March 6th, 2015.

Signature	Title

/s/ WILLIAM P. ANGRICK
William P. Angrick, III	Chairman of the Board and Chief Executive Officer
(Principal Executive Officer)

/s/ JAMES M. RALLO
James M. Rallo	Chief Financial Officer and Treasurer
(Principal Financial and Accounting Officer)

/s/ KATHRYN A. DOMINO
Kathryn A. Domino	Chief Accounting Officer
(Principal Accounting Officer)

/s/ PHILLIP A. CLOUGH
Phillip A. Clough	Director

/s/ GEORGE H. ELLIS
George H. Ellis	Director

/s/ PATRICK W. GROSS
Patrick W. Gross	Director

/s/ BEATRIZ V. INFANTE
Beatriz V. Infante	Director

/s/ JAIME MATEUS-TIQUE
Jaime Mateus-Tique	Director

EXHIBIT INDEX

Exhibit No.	Exhibit Description

4.1

Fourth Amended and Restated Certificate of Incorporation, incorporated herein by reference to Exhibit 3.1 to Amendment No. 2 to the Company’s Registration Statement on Form S-1 (Registration No. 333-129656), filed with the SEC on January 17, 2006.

4.2

Amended and Restated Bylaws, incorporated herein by reference to Exhibit 3.2 to Amendment No. 2 to the Company’s Registration Statement on Form S-1 (Registration No. 333-129656), filed with the SEC on January 17, 2006.

5.1*	Opinion of Gibson, Dunn & Crutcher LLP.

10.1

Liquidity Services, Inc. Amended and Restated 2006 Omnibus Long-Term Incentive Plan, incorporated herein by reference to Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on January 26, 2015.

23.1*	Consent of Ernst & Young LLP.

23.2*	Consent of Gibson, Dunn & Crutcher LLP (included in Opinion of Gibson, Dunn & Crutcher LLP).

24.1*	Power of Attorney (included on signature page).

*Filed herewith.